EXHIBIT 24.3

                        LAW FIRM OF LARSON-JACKSON, P.C.
                        1020 16TH STREET, N.W. 3RD FLOOR
                             WASHINGTON, D.C. 20036
                            Telephone: (202) 457-8180
                            Facsimile: (202) 457-8585

                                March 31, 2003

Mr. Lino Novielli
Adena Corporation
11921 Freedom Drive, Suite 550
Reston, VA  20190

         Re:   SEC Registration Statement on Form SB-2

Dear Mr. Novielli:

         We hereby consent to the inclusion of our opinion regarding the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Adena. Inc., formerly known as Cross Genetic Technologies, Inc., a Virginia corporation, in connection with 11,008,000 shares of its common stock, no par value, as proposed and more fully described in such Registration Statement.

         We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,

                                   /s/ Steve Larson-Jackson
                                   ------------------------
                                   Steve Larson-Jackson